Exhibit (p)(2)

CSOP ASSET MANAGEMENT LIMITED – CODE OF ETHICS

CSOP Asset Management Limited (“CSOP”) stands as a fiduciary to each of its clients. This relationship stems from the direct and indirect trust and confidence which clients and investors place in CSOP due to CSOP’s express and implied representations to conduct itself, at all times and in all material respects in accordance with the highest standards of care, loyalty and fairness.

This Code of Ethics has been developed and implemented in an effort to provide transparency around CSOP’s regulatory obligations, establish accountabilities for all staff and outline CSOP’s key compliance procedures that will enable CSOP and its staff to comply with its regulatory requirements, meet the fiduciary obligations to its clients and investors and adhere to sound business ethics and principles. CSOP’s fiduciary obligations also inure, by operation of law, to each of its Covered Persons (as defined in Part I of the Compliance Manual). As a strong internal control and better business practice CSOP has adopted and implemented a written Code of Ethics that contains provisions requiring:

•	That CSOP and each of its Covered Persons comply with expressly stated fiduciary standards of conduct;

•	That each of the Firm’s Covered Persons comply with all applicable Federal Securities Laws;

•	Reporting by and review of personal securities transactions and holdings concerning certain Covered Persons, referred to as “access persons”;

•	That Covered Persons promptly and affirmatively report any violations of the code; and

•	That CSOP furnish each of its supervised persons with a copy of the code and any amendments thereof, and that all Covered Persons furnish CSOP with written acknowledgements of their individual receipt of the code and any amendments thereof.

CSOP’s Compliance Officer has carefully considered these requirements, CSOP’s existing advisory business and the genuine culture of compliance within which it requires that CSOP’s business be conducted. With these purposes in mind, CSOP has adopted and implemented the following policies and procedures as its Code of Ethics (or “Code”) pursuant to Rule 204A-1 under the Advisers Act.

Access Persons

This Code of Ethics applies, in all respects, to every Covered Person of CSOP regardless of an individual’s personal functions and responsibilities within CSOP or regardless of the entity for which the Covered Person is acting. All activities which further or attempt to further the investment service provided to clients are governed by this Code of Ethics. If you have been formally issued a copy of the Code of Ethics from CSOP’s Compliance Officer, you should understand that all provisions of this Code apply to you.

Fiduciary Standards of Conduct; Compliance with Federal Securities Laws

The fiduciary duty which CSOP and its Covered Persons owe to clients requires that CSOP and its Covered Persons act, at all times and in all material respects, solely for the benefit of and in the best interest of the clients. CSOP and its Covered Persons must attempt to avoid conflicts between the interests of clients and CSOP and/or supervised persons.

Minimum standards of conduct to which all Covered Persons are expected to conform include the following:

1.	All Covered Persons will act in an ethical manner when dealing with client, fund investors, the public, prospective client and/or investors, third-party service providers and fellow Covered Persons. Covered Persons must use reasonable care and exercise independent, un-conflicted professional judgment when conducting investment analysis, making investment recommendations, promoting CSOP’s services and engaging in other professional activities.

2.	At all times, CSOP and its Covered Persons must comply with the spirit of fiduciary principles and applicable Federal Securities Laws which pertain to (a) CSOP and its pursuit of its business as an investment adviser and/or (b) Covered Persons in their own personal as well as employment related affairs.

3.	All Covered Persons must avoid potential conflicts of interest with client. As a fiduciary, CSOP must act in its clients’ best interests. Neither CSOP nor any Covered Person should ever benefit at the expense of any client. Covered Persons are required to notify the Compliance Officer promptly if they become aware of any practice that creates, or gives the appearance of, a conflict of interest.

4.	Covered Persons must conduct their personal securities transactions in a manner which withstands CSOP scrutiny, does not conflict with any of the interests of CSOP or its client and does not contravene any applicable law, regulation or relevant contractual obligation. To the extent possible Covered Persons should avoid personal securities transactions that create any appearance of impropriety.

Administration of the Code

The Compliance Officer responsible for administering and enforcing the Code of Ethics.

The Compliance Officer will hold meetings as frequently as necessary. All questions regarding the Code should be directed to the Compliance Officer. Covered Persons must cooperate to the fullest extent reasonably requested by the Compliance Officer to enable (i) CSOP to comply with all applicable Federal Securities Laws and (ii) the Compliance Officer to discharge its duties under CSOP’s Compliance Manual.

Covered Persons are generally expected to discuss any perceived risks or concerns about CSOP’s business practices with their direct supervisor. However, if a Covered Person is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to the Compliance Officer’s attention.

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Procedures for Distribution of the Code & Receipt of Acknowledgement Form

The Compliance Officer or his/her designee will distribute this Code of Ethics to each Covered Person promptly upon the commencement of employment and again to all Covered Persons upon any material change to the Code. All Covered Persons must acknowledge that they have received, read, understood and agree to comply with this Code of Ethics.

Rule 204A-1 under the Advisers Act requires that CSOP’s track the receipt of each Covered Person’s acknowledgement of Code of Ethics. As such, Covered Persons must complete the attached Code of Ethics Acknowledgement Form and submit the completed form, as directed by the Compliance Officer or his/her designee, upon commencement of employment and/or following any material change to the Code.

Policies and Procedures for Reporting Violations of the Code

Covered Persons are required to promptly report any actual or suspected violations of the Code of Ethics to the Compliance Officer. To the extent practicable, CSOP will protect the identity of a Covered Person who reports such a violation. Retaliation against any Covered Person who reports a violation of the Code of Ethics is strictly prohibited and will be cause for remedial action, up to and including dismissal.

Violations of this Code of Ethics, or the other policies and procedures set forth in CSOP’s Compliance Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the securities industry governing bodies, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. No Covered Person will determine or participate in the determination of whether he or she committed a violation of the Code of Ethics, or what sanction, if any, is to be imposed against him or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

Personal Securities Transactions

Covered Person trades should be executed in a manner consistent with CSOP’s fiduciary obligations to clients. Covered Persons should avoid trading activities which give rise to even the appearance, as well as the substance, of impropriety as compared with the standards of fiduciary conduct to which all Covered Persons are subject. Among other improprieties, for example, Covered Person trades must not be timed so as to precede orders placed for a Client, nor should trading activity be so frequent as to conflict, or appear to conflict, with the Covered Person’s ability to fulfill daily job responsibilities.

The Code governs the investment in securities by personnel designated as access persons of Adviser. The purpose of this policy is to ensure that personal transactions do not conflict with client transactions and that in any situation where the potential for conflict exists, client interests take precedence.

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Access persons may not purchase or sell any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (other than interests in the funds managed by CSOP) and which to his or her actual knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a client; or (ii) is being purchased or sold by a client.

Access persons may not reveal to any other person (except in the normal course of his or her duties on behalf of clients) any information regarding securities transactions by clients or consideration by Adviser of any such securities transaction.

Access persons may not recommend any securities transaction (other than an investment in the funds managed by CSOP) for clients without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer; (ii) any contemplated transaction by such person in such securities; (iii) any position with such issuer or its affiliates; and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

All investment personnel shall obtain approval from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or a limited offering.

Accounts Covered by these Policies and Procedures

CSOP’s Personal Securities Transactions policies and procedures have the potential to apply to a wide range of accounts. These policies and procedures impose different requirements regarding different types of securities and accounts.

Unless otherwise noted, these policies and procedures should be applied to all accounts that are able to hold any securities for which Covered Persons have any direct or indirect beneficial ownership interest.

•	Accounts: These policies and procedures are potentially applicable to all types of accounts, including individual retirement accounts, among others.

•	Securities: The term “security” shall broadly include stocks, bonds, certificates of deposit, options, interests in private placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things. “Security” is also defined to include any instrument commonly known as a security. Any questions about whether an instrument is a security for purposes of the Federal Securities Laws should be directed to the Compliance Officer.

•	Direct or Indirect Beneficial Ownership Interest: This broadly refers to a “direct or indirect beneficial ownership interest” in securities to include any contract, arrangement, understanding, or other relationship that gives a Covered Person the opportunity, directly or indirectly, to receive or share in any profit derived from transactions in the subject securities. Indirect beneficial ownership interests may include, among other things, holdings:

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o	By immediate family members living in the same household as the Covered Person. For this purpose, “immediate family members” include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law of a Covered Person, as well as adoptive relationships that meet these relationship criteria; or

o	Of a trust, partnership, corporation or other legal entity in which a Covered Person has an interest.

You are responsible for correctly identifying your beneficial ownership arrangements. If you do not know whether you have an ownership interest in securities, it is your responsibility to seek and comply with guidance from the Compliance Officer.

A managing officer will review any personal securities transactions made by the Compliance Officer.

Reportable Securities

CSOP requires that Covered Persons provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any security except the following:

•	Direct obligations of the United States Government or other recognized sovereign nations;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments issued by banks, including repurchase agreements;

•	Shares issued by money market mutual funds;

•	Shares issued by open-end registered investment companies or other similarly structured public pooled investment vehicles, other than funds advised or underwritten by CSOP or an affiliate; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by CSOP or an affiliate.

ETFs are Reportable Securities and are subject to the below stated reporting requirements established by CSOP’s Personal Securities Transactions policies and procedures

Preclearance Procedures

Rule 204A-1 under the Advisers Act requires that Covered Persons seek and receive formal clearance for all personal securities transactions involving an initial public offering (“IPO”) or Limited Offering before completing such transactions. Limited offerings included any security that is thinly traded and suitable for client accounts, private placements, hedge fund or private equity fund interests or any other similar instruments with that may have limited capacity. CSOP may disapprove any proposed transaction, particularly if the transaction appears to pose a

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conflict of interest, appears improper or violates any regulatory rules such as FINRA Rule 5130 and 5131.

On occasion, CSOP or its Covered Persons may receive information that may be deemed to be “material and non-public.” As a result, CSOP may choose to restrict personal trading in a specific company, sector or industry. As an alternative, CSOP may require that Covered Persons seek pre-approval (“preclearance”) for personal transactions involving securities of companies in a particular sector or industry. The Compliance Officer will communicate restriction or preclearance requirements to all Covered Persons via email or other written communication immediately after the Compliance Officer has determined the need for such additional measures.

Covered Persons may chose to use the attached Preclearance Forms when seeking preclearance for trades involving IPOs or private offerings. All preclearance requests must be submitted to the Compliance Officer or his/her designee. The approval or authorization evidenced on a preclearance form is only valid for the day the approval was granted. If a trade was not fully implemented on the day authorization was granted, the Covered Person must resubmit a preclearance form if they wish to continue with the proposed transaction the next day. The Compliance Officer should track and retain a log of preclearance requests and the determination of such requests.

Policies and Procedures for Reporting Securities Accounts and Transactions

CSOP must collect information regarding the personal trading activities and holdings of all Covered Persons. Such information is routinely reviewed by CSOP’s Compliance Officer and/or designee to ensure Covered Persons are appropriately complying with the fundamental concepts of the Code. Any inconsistencies must be brought to the attention of the Compliance Officer.

Covered Persons must submit quarterly reports regarding securities transactions and newly opened accounts, as well as initial (upon employment) and annual reports regarding current holdings and existing accounts.

Quarterly Transaction and New Account Reports

Each quarter, Covered Persons must report all Reportable Securities transactions in accounts in which they have a beneficial interest. Covered Persons must also report any accounts opened during the quarter that hold any securities (including securities excluded from the definition of a Reportable Security). Reports regarding securities transactions and newly opened accounts must be submitted to the CO within 30 days of the end of each calendar quarter. To the extent the Compliance Officer is required to report a securities transaction, the Compliance Officer shall submit a report to a managing officer for review.

You may utilize the attached Quarterly Reporting Form to fulfill your quarterly reporting obligations. Alternately, you may instruct the institution hosting your account to send the Compliance Officer duplicate account statements to CSOP. The Compliance Officer must receive all such statements within 30 days of the end of each calendar quarter. Any trades that did not occur through a broker-dealer, such as the purchase of a private fund, must be separately reported to the Compliance Officer.

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If the Covered Person did not choose to instruct custodians to send account statements directly to the Compliance Officer and did not have any transactions or account openings to report, the employee must indicate this fact on the quarterly reporting form. These forms should be signed, dated, and submitted to the Compliance Officer within 30 days of the end of each calendar quarter.

Initial and Annual Holdings and Account Reports

Covered Persons must periodically report the existence of any account that holds any securities (including securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Reports regarding securities accounts and holdings must be submitted to the Compliance Officer:

1. within 10 days of an individual first becoming a Covered Person and;

2. on or before February 14th of each year thereafter.

Annual holdings reports must be current as of December 31st. Initial holdings reports must be current as of a date no more than 45 days prior to the date that the person became a Covered Person. An example of the format and information required to be submitted on the initial and annual holdings reports is attached in the Initial Report of the Personal Account Holdings Form and Annual Report of the Personal Account Holdings Form (together, the “Periodic Holdings Reporting Forms”).

Covered Persons may choose to complete the Periodic Holdings Reporting Forms, or they may submit copies of account statements, current as of December 31st, for all accounts that hold Reportable Securities.

If a Covered Person does not have any holdings and/or accounts to report, the Covered Person must provide a negative affirmation on the Periodic Holdings Reporting Forms. These forms should be signed, dated, and submitted to the Compliance Officer within 10 days of becoming a Covered Person and by February 14th of each year. The Compliance Officer shall submit reports pertaining to its own holdings or accounts to a managing officer for review.

All personal securities transactions forms will be made available to the Compliance Officer for inspection.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, a Covered Person is not required to submit:

•	Quarterly reports for any transactions effected pursuant to an automatic investment plan; or

•	Any reports with respect to Securities held in accounts over which the Covered Person had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis or a blind trust.

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Any investment plans or accounts that may be eligible for either of these reporting exceptions should be brought to the attention of the Compliance Officer. The Compliance Officer will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the Compliance Officer may ask for supporting documentation, such as a copy of the Automatic Investment Plan’s organizational documents, a copy of the discretionary account management agreement, and/or a written certification from the unaffiliated investment adviser managing the discretionary account.

Personal Trading and Holdings Reviews

CSOP’s Personal Securities Transactions policies and procedures are designed to mitigate any potential material conflicts of interest associated with Covered Persons personal trading activities. Accordingly, the Compliance Officer, a managing officer entered by the Compliance Officer, or a designee, under the supervision of the Compliance Officer, will closely monitor Covered Persons investment patterns to detect potentially abusive behavior including but not limited to:

•	Transacting in securities issued by Companies that may be targeted by CSOP;

•	Trading that appears to be based on Material Non-Public Information;

•	Trading in securities issued by Companies that are subject to restriction or preclearance requirements as instructed from time to time by the Compliance Officer or a managing officer;

•	Patterns of trading ahead of clients;

•	Trading contrary to recommendations made to clients;

•	Frequent and/or short-term trades in any Security, including attention paid to potential market-timing of mutual funds or frequent trading that may deter from responsibilities at CSOP.

The Compliance Officer or a designee will review all reports submitted pursuant to the Personal Securities Transactions policies and procedures for potentially abusive behavior, and will, as necessary, compare Covered Person trading with clients’ trades. Upon review, the Compliance Officer or a designee will initial or otherwise indicate completion of the review and date each report received, and will create a written memo of any issues noted. Any personal trading that appears abusive must be reported to the Compliance Officer and may result in further inquiry by the Compliance Officer and/or the imposition of sanctions by the Compliance Officer, up to and including dismissal.

A managing partner will monitor the Compliance Officer’s personal securities transactions for compliance with the Personal Securities Transactions policies and procedures.

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Outside Business Activities

It is important that Access Persons do not undertake other business activities outside of CSOP which may cause, or appear to cause, conflicts of interest. All Access Persons must report to the Compliance Officer, all directorships in businesses and other interests in businesses where they either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. The Compliance Officer may deem that the involvement in this additional business is an actual or perceived conflict of interest with the Access Persons current position. In this situation, actions will need to be taken to rectify the conflict. In addition to the annual reporting requirement, an Access Person must also report any change in or additional business interest that may occur during the year.

Procedures for Disclosure Regarding the Code of Ethics

CSOP will describe its Code of Ethics in Item 11 of Form ADV Part 2A, and upon request, furnish clients and fund investors with a copy of the Code of Ethics. All requests for CSOP’s Code of Ethics should be directed to the Compliance Officer.

Responsibility

The Compliance Officer will be responsible for administering the Code of Ethics and all questions regarding the policy should be directed to it through the Compliance Officer.

The Compliance Officer may at any time escalate any violation of the Code of Ethics to the appropriate business head depending of the severity and/or frequency of the violation(s). All material violations of the Code of Ethics will promptly be escalated to the appropriate managing officers and partners.

All employees, officers and directors as well as regulatory authorities have access to view CSOP’s Code of Ethics breach log.

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Initial Report of Personal Account Holding Form

MEMORANDUM

From:	CSOP Asset Management Limited’s Compliance Officer

To:	All New Hires

Re:	Initial Report of Personal Account Holdings as of ( )
Date of New Hire

Your Name:	Spouse’s Name:

Pursuant to CSOP Asset Management Limited’s (“CSOP”) Code of Ethics (“Code”), each Covered Person, as an “Access Person” under our Code, is required within 10 days of the commencement of his/her employment by CSOP as set forth in the Code, to provide a written holdings report (“Initial Holdings”) to the Compliance Officer. Please complete the attached report and forward the completed form to the Compliance Officer’s or his designee’s attention within 10 days of the date described above.

Please Note: A Covered Person can satisfy the initial holdings report requirement by completing this form and by timely filing and dating a copy of a securities account statement listing all his or her securities holdings, if the statement provides all information required by the rule and the Code.

The term, “Personal Account” is defined in the Code as an account owned by, or which a beneficial interest is owned in the name of, a Covered Person, or any account in which a Covered Person has any direct or indirect beneficial interest. The Code goes on to define “Beneficial Interest” as any interest by which a Covered Person, or any “Family Member” living in the same household as a Covered Person, can directly or indirectly derive a monetary benefit from the purchase, sale, or ownership of a security. The term “Family Member” shall include: grandparents, parents, mother-in-law- or father-in-law; husband, wife, or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law, or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a “Family Member” is in question, such person shall be presumed to be a “Family Member” for purposes of this Code. It is the Covered Person’s burden to affirmatively prove to the Compliance Officer that the other person at issue is not a “Family Member” within this definition.

Thank-you, in advance, for your attention to this sensitive compliance matter.

Reviewed By:

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(i) Initial Reporting – Securities Holding in Brokerage Accounts

If Not Applicable, Please Write “NONE” in the Chart Below.

Please list below all brokerage accounts you or “Family Members” hold:

Brokerage Account as of Date of Hire
Name in which Brokerage Account is Registered	Name of Brokerage Firm	Account Number

YOU MUST ATTACH STATEMENTS FOR EACH OF THE BROKERAGE ACCOUNTS LISTED ABOVE. NOTE: EACH STATEMENT MUST REFLECT HOLDINGS CURRENT AS OF A DATE NO MORE THAN 45 DAYS BEFORE REPORT IS SUBMITTED, AND MUST HAVE YOUR SIGNATURE AND DATE INDICATED ON EACH STATEMENT.

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(ii) Initial Reporting – Private Placements Holdings and Other Securities

If Not Applicable, Please Write “NONE” in the Chart Below.

Please list below any private placement holdings and/or securities, not otherwise listed on this report, which you or your “Family Members” hold:

Private Placement Holdings as of Date of Hire
Name in which Personal Account is Registered	Broker / Institution’s Name, if applicable	Name of Security and Ticker Symbol or CUSIP Number, if applicable	Number of Shares	Principal Amount

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As a Covered Person under the CSOP Code, I hereby certify that: (i) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibitions, restrictions, or reporting requirements; and (ii) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted. I also understand that inaccurate completion of this form may result in disciplinary sanctions.

Name	Signature	Date
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Annual Report of Personal Account Holding Form

MEMORANDUM

From:	CSOP Asset Management Limited’s Compliance Officer

To:	All CSOP Asset Management Limited Covered Persons

Re:	Annual Report of Personal Account Holdings as of December 31, _____

Your Name:

Pursuant to CSOP Asset Management Limited’s (“CSOP”) Code of Ethics (“Code”), each Covered Person, as an “Access Person” under our Code, is required as a condition of his/her employment by CSOP, to provide a written report to the Compliance Officer at least annually (“Annual Holdings”). Please complete the attached report based on your holdings as of December 31, _______ and forward the completed form to the Compliance Officer’s attention by close of business February 15, ___________.

Please Note: A Covered Person can satisfy the annual holdings report requirement by completing this form and by timely filing and dating a copy of a securities account statement listing all their securities holdings, if the statement provides all information required by the rule and the Code.

The term, “Personal Account” is defined in the Code as an account owned by, or which a beneficial interest is owned in the name of, a Covered Person, or any account in which a Covered Person has any direct or indirect beneficial interest. The Code goes on to define “Beneficial Interest” as any interest by which a Covered Person, or any “Family Member” living in the same household as a Covered Person, can directly or indirectly derive a monetary benefit from the purchase, sale, or ownership of a security. The term “Family Member” shall include: grandparents, parents, mother-in-law- or father-in-law; husband, wife, or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law, or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a “Family Member” is in question, such person shall be presumed to be a “Family Member” for purposes of this Code. It is the Covered Person’s burden to affirmatively prove to the Compliance Officer that the other person at issue is not a “Family Member” within this definition.

Thank-you, in advance, for your attention to this sensitive compliance matter.

Reviewed By:

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(i) Annual Reporting – Securities Holding in Brokerage Accounts

If Not Applicable, Please Write “NONE” in the Chart Below.

Please list below all brokerage accounts you or “Family Members” hold:

Brokerage Account as of Date of Hire
Name in which Brokerage Account is Registered	Name of Brokerage Firm	Account Number

YOU MUST ATTACH STATEMENTS FOR EACH OF THE BROKERAGE ACCOUNTS LISTED ABOVE. NOTE: EACH STATEMENT MUST REFLECT HOLDINGS CURRENT AS OF A DATE NO MORE THAN 45 DAYS BEFORE REPORT IS SUBMITTED, AND MUST HAVE YOUR SIGNATURE AND DATE INDICATED ON EACH STATEMENT.

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(ii) Annual Reporting – Private Placements Holdings and Other Securities

If Not Applicable, Please Write “NONE” in the Chart Below.

Please list below any private placement holdings and/or securities, not otherwise listed on this report, which you or your “Family Members” hold:

Private Placement Holdings as of Date of Hire
Name in which Personal Account is Registered	Broker / Institution’s Name, if applicable	Name of Security and Ticker Symbol or CUSIP Number, if applicable	Number of Shares	Principal Amount

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As a Covered Person under the CSOP Code, I hereby certify that: (i) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibitions, restrictions, or reporting requirements; and (ii) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted. I also understand that inaccurate completion of this form may result in disciplinary sanctions.

Name	Signature	Date
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Quarterly Report of Personal Account Holding Form

MEMORANDUM

From:	CSOP Asset Management Limited’s Compliance Officer

To:	All CSOP Asset Management Limited Covered Persons

Re:	Code of Ethics Quarterly Report of Personal Account Holdings
Quarter Ended
Response Requested No Later Than: 30 Days After Calendar Quarter End

Your Name:

Pursuant to terms of CSOP Asset Management Limited’s (“CSOP”) Code of Ethics (“Code”), please complete the table below by indicating any transaction in Securities not otherwise exempt from reporting requirements under the Code occurring in the period indicated below in your Personal Account (including purchases and sales of private placements) which are not otherwise disclosed on your brokerage account statements sent to CSOP.

Private Transactions in Securities for the Quarter
Name of Broker	Registered Name of Account	Date of Trans-action	Indicate: P for Purchase; S for Sale	Name of Security and Ticker Symbol or CUSIP	Number of Shares	Price of Trans-action

If you have no such transactions, please write the word “NONE” in the chart above.

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Brokerage Accounts Opened & Closed for the Quarter
Name of Brokerage Firm	Registered Name on Account	Account Number	Date Opened	Date Closed

Thank-you, in advance, for your attention to this sensitive compliance matter.

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As a Covered Person under the CSOP Code, I hereby certify that: (i) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibitions, restrictions, or reporting requirements; and (ii) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted. I also understand that inaccurate completion of this form may result in disciplinary sanctions.

Name	Signature	Date

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Preclearance Private Placement Participation Approval Request Form

(Attach a Copy of the Private Placement Memorandum, Offering Memorandum or Any Other Relevant Documents.)

1	Name of Corporation, Partnership, or other Entity (the “Organization”)
2	Is the Organization:	Check One: Public Private
3	Type of Security or Fund:
4	Nature of Participation (E.G., stockholder, general partner, limited partner). Indicate All That Applicable:
5	Nature of Transaction:	Check One: Purchase Sale
6	Planned Date of Transaction:
7	Size of Offering (If fund, size of Fund)
8	Size of Participation:
9	Would the Investment Carry Limited or Unlimited Liability?	Check One: Limited Unlimited
10	To Your Knowledge, Are Other CSOP Covered Persons or Advisory Clients Involved? If Yes, Please Describe	Check One: Yes No
11	Describe the Business Conducted by the Organization.
12	If Organization is a Fund, Describe Investment Objectives of the Fund (E.G., Value, Growth, Core, or Specialty).
For CSOP Covered Persons That Make Investment Decisions
13	Does an Advisory Client’s Asset That You Manage on Behalf of CSOP Have an Investment Objective That Would Make This Private Placement an Opportunity That Should First Be Made Available to Such Advisory Client?	Check One: Yes No
If Yes, Please Describe Which Advisory Client or Fund.
14	Will You Participate in Any Investment Decisions? If Yes, Please Describe	Check One: Yes No
15	Describe How You Became Aware Of This Investment Opportunity.

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Compliance Officer in writing if any aspect of the investment is proposed to be changed and I hereby acknowledge that such changes may require further approvals, or divestiture of this investment by me.

Signature	Date

Print Name

Date Received by Compliance Officer: __________ APPROVED DENIED

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Preclearance Initial Public Offering Participation Approval Request Form

1	Name of Issuer:
2	Type of Security:
3	Planned Date of Transaction
4	Size of Offering
5	Number of Shares to Be Purchased:
6	What Firm is Making This IPO Available to You?
7	Do You Do Business With This Firm in Connection With Your Job Responsibilities?	Check One: Yes No
If Yes, Please Explain
8	Do You Believe This IPO is Being Made Available to You In Order To Influence an Investment Decision or Brokerage Order Flow for Fund or Advisory Client Accounts?	Check One: Yes No
9	Have You in the Past Received IPO Allocations From this Firm?	Check One: Yes No
If Yes, Please Provide a List of All Previously Purchased IPOs.
10	To Your Knowledge, Are Other CSOP Covered Persons or Advisory Clients Involved?	Check One: Yes No
If Yes, Please Describe.
11	Describe How You Became Aware of This Investment Opportunity:

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

Signature	Date

Print Name

Date Received by Compliance Officer: __________ APPROVED DENIED

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